EXHIBIT 99.1
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CONTACT: JIM RADOSEVICH
         VICE PRESIDENT, CORPORATE FINANCE & INVESTOR RELATIONS
         PHONE:  847-304-5800; EMAIL--JIM.RADOSEVICH@CLARKCONSULTING.COM

         CLARK CONSULTING INTENDS TO SECURITIZE INSURANCE REVENUE ASSETS

BARRINGTON, Ill., Sept. 10 /PRNewswire-FirstCall/--Clark Consulting, Inc. (formerly Clark/Bardes Consulting, Inc.), a national consulting firm dedicated to helping clients keep their best people through integrated compensation, benefits, tax, and investment consulting, and a wholly-owned subsidiary of Clark, Inc. (formerly Clark/Bardes, Inc.) (NYSE: CLK - News), announced that Clark Consulting proposes to securitize insurance revenue assets in a transaction expected to result in gross proceeds of approximately $50 million. The securitized debt would be reflected on Clark Consulting's balance sheet. The net proceeds from the securitization are expected to be used to pay down debt under Clark Consulting's secured credit facility. The transaction is expected to be completed within the next 60 days.

The securities to be sold will not be registered under the Securities Act of 1933 or any state securities laws, and unless so registered, may not be offered or sold in the United States, except pursuant to an exemption from the registration requirements of the Securities Act of 1933 and applicable state securities laws.

This press release does not constitute an offer to sell or the solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities law of any such jurisdiction.

About Clark Consulting

Founded in 1967, Clark Consulting is an integrated consultancy with expertise in compensation, benefits, investments, tax and administration. With more than 4,800 corporate, healthcare and banking clients, the company helps companies keep their best people. Additional information may be obtained at Clark Consulting's website http://www.clarkconsulting.com/.

All statements other than statements of historical fact included in this news release are forward-looking statements. Words such as "anticipate," "believe," "estimate," "expect," "intend" and similar expressions as they relate to Clark Consulting or its management, identify forward-looking statements. Such forward-looking statements are based on the beliefs of Clark Consulting's management as well as assumptions made by and information currently available to Clark Consulting's management. These statements are not a guarantee of future performance. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, such as Clark Consulting's ability to successfully complete the securitization transaction described above, difficulties associated with changes in tax legislation, dependence on key consultants, Clark Consulting's dependence on persistency of existing business, credit risk related to renewal revenue, acquisition risks such as our ability to integrate acquired businesses, competitive factors and pricing pressure, dependence on certain insurance companies, changes in legal and regulatory requirements, general economic conditions and such other factors discussed under the caption "Risk Factors" in the Annual Report on Form 10-K for the year ended December 31, 2002 as filed with the Securities and Exchange Commission.

Such statements reflect the current views of Clark Consulting's management with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to the operations, results of operations, growth strategy and liquidity of Clark Consulting. All subsequent written and oral forward-


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looking statements attributable to Clark Consulting or persons acting on its behalf are expressly qualified in their entirety by this paragraph. Clark Consulting has no intention, and disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise. Further information may be obtained at Clark Consulting's Internet site: http://www.clarkconsulting.com/.

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